UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400
Durham, North Carolina 27703
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Aerie”), with the Securities and Exchange Commission (the “SEC”) on August 23, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 22, 2022, by and among the Company, Alcon Research, LLC, a Delaware limited liability company (“Parent”), and Lyon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On November 21, 2022 (the “Closing Date”), the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of November 21, 2022, which amends and supplements the Indenture (the “Indenture”), dated as of September 9, 2019, by and between the Company and the Trustee, governing the Company’s 1.50% Convertible Senior Notes due 2024 (the “Notes”), of which $316,250,000 aggregate principal amount was outstanding as of September 30, 2022.

The First Supplemental Indenture provides that, from and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the Notes will be settled by such consideration equal to the product of (i) the Conversion Rate (as defined in the Indenture) applicable to such conversion and (ii) the applicable Reference Property Unit, which will consist of an amount in cash equal to $15.25.  The First Supplemental Indenture also reflects that the Company is deemed to have elected to settle all conversions occurring on and after the Effective Time solely by Physical Settlement (as defined in the Indenture), which will be the delivery of the cash conversion consideration.

The foregoing description of the Indenture and the First Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 10, 2019, and is incorporated herein by reference, and the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company has entered into separate unwind agreements with the counterparties to the capped call transactions that the Company entered into in connection with the issuance of the Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On November 17, 2022, the Company held a special meeting of stockholders at which the Company’s stockholders voted to adopt the Merger Agreement and approve the Merger. On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was effected, with Merger Sub being merged with and into the Company, and the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

At the Effective Time, and by virtue of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Shares”) outstanding (other than Shares held (i) by the Company (or held in the Company’s treasury) or (ii) by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary (as defined in the Merger Agreement) of Parent or the Company, which, in each case, was cancelled and retired and ceased to exist) was converted into the right to receive $15.25 per Share in cash (the “Merger Consideration”), without interest and subject to any withholding of taxes.

Pursuant to the Merger Agreement, at the Effective Time:

1.
each outstanding option to purchase Shares (a “Company Option”) or stock appreciation rights (a “Company SAR”), as applicable, that was then outstanding and unexercised that had a per Share exercise price or strike price per Share, that was less than the Merger Consideration (an “In the Money Option” and an “In the Money SAR”, respectively) was cancelled and the holder thereof became entitled to receive a cash payment equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price payable per Share under such In the Money Option or In the Money SAR, as applicable, multiplied by (ii) the total number of Shares subject to such In the Money Option or In the Money SAR, as applicable, immediately prior to the Effective Time (without regard to vesting);

2.	each Company Option or Company SAR that was not an In the Money Option nor an In the Money SAR, as applicable, was cancelled without any consideration;

3.
each outstanding Share of restricted stock of the Company (a “Company Restricted Stock”) that vested solely on the passage of time, whether or not vested, was cancelled and the holder thereof became entitled to receive a cash payment equal to the Merger Consideration with respect to each Share of time-vested Company Restricted Stock, whether or not vested, held by such holder (without regard to vesting);

4.
each outstanding Share of Company Restricted Stock that vested based on achievement of strategic performance metrics (the “Strategic PSAs”), whether or not vested, was cancelled and the holder thereof became entitled to receive a cash payment equal to (i) the product of (A) the target number of Shares of Strategic PSAs granted to the holder, multiplied by (B) 100% (such product, the “Earned Strategic PSAs”), multiplied by (ii) the Merger Consideration (without regard to vesting). Promptly following the Effective Time, Parent will calculate the cumulative shareholder return through the Closing Date (the “Relative TSR Performance”) for each of the Company and each member of the comparator group companies as set forth in terms of the award agreement for each then outstanding Share of Company Restricted Stock that vests based on achievement of a relative total shareholder return metric (the “rTSR PSAs”), and will pay the holders of the rTSR PSAs in accordance with the Relative TSR Performance and the terms of each rTSR PSA; and

5.
each outstanding Company restricted stock unit (a “Company RSU”), whether or not vested, was cancelled and the holder thereof became entitled to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU (without regard to vesting).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 23, 2022, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated and requested that NASDAQ suspend trading of the Shares following the closing of trading on the Closing Date. The Company also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointment of Directors

At the Effective Time and pursuant to the terms of the Merger Agreement, the directors of the Company immediately prior to the Effective Time, Raj Kannan, Richard Croarkin, Mechiel (Michael) M. du Toit, David W. Gryska, Peter J. McDonnell, M.D., Benjamin F. McGraw, III, Pharm.D., and Julie McHugh, each resigned and ceased serving as members of the Company’s board of directors and each committee thereof. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Also at the Effective Time and pursuant to the terms of the Merger Agreement, Jonathan Balch, Ian Bell, and Sergio Duplan, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Resignations and Appointment of Officers

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time and pursuant to the terms of the Merger Agreement, the named executive officers of the Company immediately prior to the Effective Time, Raj Kannan, Peter Lang, Casey C. Kopczynski, Ph.D and John W. LaRocca, Esq., each resigned and ceased serving as officers of the Company.

Also at the Effective Time and pursuant to the terms of the Merger Agreement, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified. Among those officers, David Endicott, Timothy Stonesifer and Royce Bedward were appointed as President and Chief Executive Officer, Chief Financial Officer, and General Counsel of the Company, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the Company’s certificate of incorporation and bylaws as in effect immediately prior to the Merger were each amended and restated in their entirety (the “Amended and Restated Certificate of Incorporation” and the “Amended and Restated Bylaws,” respectively). A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1†
Agreement and Plan of Merger, dated as of August 22, 2022, by and among Aerie Pharmaceuticals, Inc., Alcon Research, LLC and Lyon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2022).

3.1	Amended and Restated Certificate of Incorporation of Aerie Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Aerie Pharmaceuticals, Inc.

4.1	First Supplemental Indenture, dated as of November 21, 2022, by and between Aerie Pharmaceuticals, Inc. and Wilmington Trust, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: November 21, 2022	By:	/s/ Tom Hudnall
Name: Tom Hudnall
Title: Assistant Secretary